PLEDGE AND ESCROW AGREEMENT

by and among

JETBLUE AIRWAYS CORPORATION, as Pledgor,

WILMINGTON TRUST COMPANY, as Trustee,

and

WILMINGTON TRUST COMPANY, as Escrow Agent

Dated as of June 4, 2008

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of June 4, 2008, is by and among JetBlue Airways Corporation (the “Company”), as pledgor, Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”), and Wilmington Trust Company, in its capacity as securities intermediary and escrow agent (the “Escrow Agent”).

RECITALS

The Company and the Trustee have entered into an Indenture dated as of March 16, 2005 (the “Original Indenture”) between the Company and the Trustee, as supplemented by the Third Supplemental Indenture thereto dated as of June 4, 2008 (the “Supplemental Indenture”) between the Company and the Trustee (the Original Indenture, as supplemented by the Supplemental Indenture, as the same may be further supplemented and amended from time to time, the “Indenture”) pursuant to which the Company will issue $100,625,000 in aggregate principal amount of its 5.50% Convertible Debentures due 2038 (series B) (the “Debentures”).

The Company desires to establish an escrow account with the Escrow Agent into which certain sums, as fully described in Section 2(a) below, will be, simultaneously with the original issuance of the Debentures (or simultaneously with the issuance of any Debentures issuable pursuant to Section 2.02 of the Supplemental Indenture), deposited by the Company to be held and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) (the “Escrow Account”) to which there shall be immediately credited and held amounts received by the Escrow Agent from the Company in accordance with Section 3 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust. The Escrow Agent shall treat all property held by it in the Escrow Account as “financial assets” (as defined in Section 8-l02(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC.

SECTION 2. Deposit To The Escrow Account; Investments.

(a) (i) Simultaneously with the original issuance of the Debentures, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account cash in the amount of $15,865,208 (the “Initial Escrow Funds”).

(ii) If Debentures are issued pursuant to the Company’s election to issue Additional Debentures pursuant to Section 2.02 of the Supplemental Indenture, simultaneously with the issuance of such Debentures the Company shall deliver to the Escrow Agent for deposit in the Escrow Account additional cash in an amount equal to the Scheduled Interest Payments that are to be payable in respect of such Debentures (together with the Initial Escrow Funds, the “Escrow Funds”).

(iii) All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account:

Wilmington Trust Company

ABA No. 031100092

Account No. 088951-000

Acct Name: JetBlue Escrow Ser B

Att: Mary St. Amand

(b) Promptly following the deposit of any funds into the Escrow Account, the Escrow Agent shall invest such funds in the name of the Trustee in Permitted Money Market Securities as instructed by the Company. For purposes of this Agreement, “Permitted Money Market Securities” shall mean money market securities issued by Permitted Money Market Funds. “Permitted Money Market Fund” means any registered investment company that meets the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended, that invests exclusively in securities of the U.S. government, securities of government-sponsored enterprises created by the U.S. Congress and privately issued money market securities that have been rated by at least one “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Securities Exchange Act of 1934, as amended) and received the highest credit rating (currently A1 in the case of Standard & Poor’s Ratings Service and P1 in the case of Moody’s Investor Service, Inc.) from each nationally recognized statistical rating organization that has rated them. Promptly following the deposit of any funds into the Escrow Account, the Company shall provide written instructions to the Escrow Agent as to the specific Permitted Money Market Securities in which funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds. All such amounts shall remain so invested until the close of business on the Business Day prior to any withdrawal by the Escrow Agent pursuant to Section 4 hereof. The Escrow Agent shall not be liable for any losses resulting from any depreciation in the market value of such investments.

SECTION 3. Security Interest.

(a) Pledge and Assignment. As security for the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns and grants to the Trustee, for the equal and ratable benefit of the Holders of the Debentures, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i) the Escrow Account, all security entitlements from time to time carried in the Escrow Account, all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds;

(ii) all investments of funds in the Escrow Account, all of which shall constitute Permitted Money Market Securities, and whether held by or registered in the name of the Escrow Agent or any nominee, all certificates and instruments, if any, from time to time representing or evidencing any such Permitted Money Market Securities and all security entitlements to such Permitted Money Market Securities;

(iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Permitted Money Market Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv) all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v) all proceeds of the foregoing.

The Trustee hereby appoints the Escrow Agent to act as the Trustee’s agent, on behalf of the Holders of the Debentures, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Debentures, may have with respect to any or all of the Collateral.

(b) Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Debentures, the Indenture and this Agreement, including, without limitation, interest and premium, if any, accrued on the Debentures after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the “Secured Obligations”).

(c) Delivery of Collateral. All items of Collateral (other than the Escrow Account itself) shall be credited to the Escrow Account. In furtherance of the foregoing (x) all certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank and (y) any uncertificated securities shall be registered in the name of the Escrow Agent or its nominee. In no event will any item of Collateral be registered in the name of, payable to the order of, or specially indorsed to any person other than the Escrow Agent or its nominee, unless such item has been indorsed to the Escrow Agent or in blank. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

(d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

(i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Debentures;

(ii) the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii) all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Permitted Money Market Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement; and

(iv) the Escrow Agent shall take all steps necessary to ensure that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral.

(e) Further Assurances. The Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as the Trustee deems reasonably necessary or advisable or may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

SECTION 4. Distributions from Escrow Account. Assets on deposit in the Escrow Account shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 4:

(a) Event of Default.

(i) For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in Section 4(a)(ii) below.

(ii) If (A) any Event of Default has occurred and is continuing under Section 501 of the Original Indenture, as amended by Section 3.05 of the Supplemental Indenture or (B) any other Event of Default has occurred and is continuing that results in the acceleration of the payment of principal, interest, premium, if any, pursuant to the terms of the Indenture:

(1) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to redeem or sell all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Sections 502 of the Original Indenture, as amended by Section 3.06 of the Supplemental Indenture.

(2) The Trustee (and/or the Escrow Agent at its direction and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, redeem or sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee (or the Escrow Agent on its behalf) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(3) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any redemption, sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Debentures against all or any part of the Secured Obligations in such order as described in Section 506 of the Original Indenture.

(b) Scheduled Interest Payments. Pursuant to the Debentures and Section 2.03 of the Supplemental Indenture, the Company is obligated to make payments of interest on the Debentures on each of October 15, 2008, April 15, 2009, October 15, 2009, April 15, 2010, October 15, 2010 and April 15, 2011 (each, a “Scheduled Interest Payment”). The Scheduled Interest Payments due on the Debentures are to be made from amounts held in the Escrow Account in accordance with the procedures set forth in this Section 4(b); provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Debentures at the times and in the amounts required by the Debentures, which obligation shall be absolute and unconditional. At or prior to 1:00 p.m., New York City time on the Business Day prior to the date of each Scheduled Interest Payment, the Escrow Agent shall, and is hereby instructed by the Company to, liquidate Permitted Money Market Securities in an amount yielding cash equal to the applicable Scheduled Interest Payment and transfer such funds to the Paying Agent as set forth in Section 4(e)(ii) hereof, and shall notify the Company in writing that it has made such transfer to the Paying Agent.

(c) Early Conversion Make Whole Amount.

Upon notice from the Company that any Debentures have been submitted for conversion pursuant to the terms of the Indenture prior to April 15, 2011, at or prior to 1:00 p.m., New York City time on the Business Day prior to the settlement date in respect of such conversion as specified in that notice, the Escrow Agent shall, and is hereby instructed by the Company to, redeem or sell Permitted Money Market Securities in an amount yielding cash equal to the sum of all Scheduled Interest Payments not yet made in respect of the Debentures converted, excluding any Scheduled Interest Payment for which the Record Date has occurred prior to the Conversion Date (the “Early Conversion Make Whole Amount”) and transfer such funds to the Paying Agent as set forth in Section 4(e)(ii) hereof for payment to the converting Holders, and shall notify the Company in writing that it has made such transfer to the Paying Agent.

(d) Required Balance and Excess Escrow Funds.

The Company shall ensure that the sum of (a) the principal amount or unit value of Permitted Money Market Securities held in the Escrow Account and (b) any cash held in the Escrow Account (together, the “Account Balance”) is at all times equal to or greater than the sum of all remaining Scheduled Interest Payments in respect of all Debentures then Outstanding (the “Required Balance”). If, on the first day of any month, the Account Balance exceeds the Required Balance (any such excess amounts being hereinafter referred to as “Excess Escrow Funds”), so long as no Event of Default has occurred and is continuing, the Escrow Agent shall release to the Company (or at the direction of the Company, to a designated third party) cash or Permitted Money Market Securities from the Escrow Account, the sum of which (treating Permitted Money Market Securities as cash equal to their aggregate principal amount or unit value) is equal to the amount of the Excess Escrow Funds.

(e) Wire Transfer.

(i) All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the following account:

Account Name:	JetBlue Airways Corp
Account No.:	3053-5444
Routing No.:	021000089
Bank Name:	Citibank N.A.
Bank Address:	New York, NY
SWIFT:	CITIUS33

(ii) All funds distributed from the Escrow Account to the Trustee for payment on the Debentures shall be transferred by an account-to-account transfer of immediately available funds to the following account:

Wilmington Trust Company

ABA No. 031100092

Account No. 088953-000

Acct Name: JetBlue Debs Ser B

Att: Mary St. Amand

(f) Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

SECTION 5. Termination of Security Interest. Upon payment in full of the Scheduled Interest Payments or the corresponding Early Conversion Make Whole Amount, as the case may be, the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders of Debentures pursuant to Section 4(a), 4(b) or 4(c) or to the Company pursuant to Section 4(d), the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates hereunder as may be reasonably required by the Company to give effect to this Section 5.

SECTION 6. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Escrow Agent’s discretion to take any action and to execute any instrument that the Trustee or the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company.

SECTION 7. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

SECTION 8. Representations, Warranties and Agreements.

(a) The Company represents and warrants that:

(i) The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction or order or of any material agreement or other material instrument binding upon the Company or of the certificate of incorporation or by-laws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.

(ii) The Company (A) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has full corporate power and authority to enter into this Agreement and (C) has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders of the Debentures, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them.

(v) Other than the filing of a UCC financing statement in respect of the security interest granted hereunder, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (B) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b) The Company covenants and agrees that:

(i) it will not (and will not purport to) (A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement);

(ii) it will not (A) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral; and

(iii) it will not change its jurisdiction of incorporation without 30 days’ prior written notice to the Trustee.

(c) The Escrow Agent is a bank with trust powers that in the ordinary course of its business maintains securities accounts for others and is acting solely in such capacity in respect of the Account.

(d) For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

SECTION 9. Fees and Expenses of Escrow Agent.

(a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent.

(b) The Escrow Agent shall have a lien upon any investment income on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

SECTION 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any Debenture, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

(c) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable legal counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

(d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company.

(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and except for its own bad faith, gross negligence or willful misconduct it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(g) The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

SECTION 11. Miscellaneous.

(a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

(d) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC, without giving effect to the conflicts of law principles of such State. The securities intermediary’s jurisdiction for purposes of Section 8-110 of the New York UCC shall be the State of New York.

(e) Entire Agreement. This Agreement, the Purchase Agreement, the Debentures and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.

(f) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the consent of each of the Holders of the Debentures required by Section 2.10 of the Supplemental Indenture has been obtained or is not required pursuant to the terms thereof.

(g) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof Notices should be addressed as follows:

To the Company:

JetBlue Airways Corporation

118-29 Queens Boulevard

Forest Hills, New York, NY 11375-1600

Attention: Senior Vice President, Treasurer

Facsimile number: (718) 709-3639,

with a copy (at the same Company address) to the Office of the General Counsel, facsimile number (718) 709-3631.

To the Trustee or the Escrow Agent:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Att: Mary St. Amand

Ph: 302-636-6436

Fax 302-636-4145

or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) Interpretation. The headings of the sections contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

JETBLUE AIRWAYS CORPORATION, as Pledgor
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Escrow Agent
By:
Name:
Title: